Exhibit 10.15

Execution Version

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933

DT ACCEPTANCE CORPORATION

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into as of December 28, 2010, by and between DT Acceptance Corporation, an Arizona Corporation (the “Company”) and Raymond C. Fidel (the “CEO”).

1.	THE AWARD.

1.1 Grant and Issuance of Shares. Upon December 31, 2010, and subject to approval by the Company’s Board of Directors of this agreement and its approval of a valuation of the Company’s Common Stock obtained from an independent third party valuation expert (the “Award Date”) the Company hereby grants to the CEO, TWO AND EIGHT THOUSAND FIVE HUNDRED NINETY-FIVE TEN-THOUSANDTHS (2.8595) shares of Common Stock of the Company, par value $0.001 per share, as adjusted from time to time pursuant to Section 1.3, (the “Initial Shares”), upon the terms and conditions set forth in this Agreement. Subject to the provisions of Section 1.3, on the Award Date the CEO shall acquire from the Company and the Company shall issue to the CEO the Initial Shares in consideration for the CEO’s past service with the Company. As a condition to the issuance and delivery of the Initial Shares, the CEO shall execute and deliver to the Company contemporaneously with the execution of this Agreement: (a) two originals of an Assignment Separate from Certificate duly endorsed (with date and number of shares blank) in the form attached as Exhibit A to this Agreement and (b) if the CEO is currently married, a Consent of Spouse in the form attached as Exhibit B to this Agreement.

1.2 Certificate Registration. The certificate for the Initial Shares shall be registered in the name of the CEO.

1.3 Issuance of Initial Shares in Compliance with Law. The issuance of the Initial Shares shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Initial Shares shall be issued hereunder if their issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Initial Shares shall relieve the Company of any liability in respect of the failure to issue such Initial Shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of the Initial Shares, the Company may require the CEO to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

1.4 Concurrent Repurchase of Initial Shares. As a condition to the grant of the Initial Shares, the CEO agrees to properly file with the Internal Revenue Service no later than the thirtieth (30th) day following the Award Date an election under Section 83(b) of the Code, as described in Section 9.2 of this Agreement (the “Election”), with respect to the portion of the Initial Shares that are unvested as of the Award Date. Upon receipt of a copy of the CEO’s timely Election, the Company shall repurchase from the CEO the number of shares of Common Stock of the Company (the “Tax Shares”) determined by dividing the Taxable Fair Market Value (as defined below) by the Fair Market Value Per Share (as defined below). Subject to the Election, the Tax Shares shall be deemed vested in full effective as of the Award Date. The aggregate repurchase price for Tax Shares shall equal the product of the number of Tax Shares and the Fair Market Value Per Share. In lieu of paying the aggregate repurchase price for the Tax Shares to the CEO, the Company shall pay such amount directly to the applicable taxing authorities in satisfaction of the CEO’s tax obligations arising with respect to the award of the Initial Shares and the CEO’s Election. Immediately following the vesting of the Tax Shares, a number of shares of Common Stock of the Company (the “Initial Vested Shares”) equal to the excess of the Tax Liability Shares (as defined below) over the Tax Shares shall be vested in full. The Initial Vested Shares may be resold to the Company at any time after July 1, 2011 at a price equal to their fair market value as of the time of sale, such valuation to be determined by the Company in consultation with an independent valuation expert.

For purposes of this agreement (i) “Taxable Fair Market Value” means the aggregate fair market value of the Initial Shares, as determined by the Company pursuant to Section 9.3, multiplied by the applicable federal and state minimum statutory withholding rates effective as of the Award Date; (ii) “Fair Market Value Per Share” means the fair market value per share of Common Stock of the Company, as determined by the Company pursuant to Section 9.3 effective as of the Award Date (iii) “Tax Liability Shares” means the number of shares of Common Stock of the Company determined by dividing the Aggregate Tax Liability (as defined below) by the Fair Market Value Per Share; and (iv) “Aggregate Tax Liability” means the aggregate fair market value of the Initial Shares, as determined by the Company pursuant to Section 9.3, multiplied by the CEO’s actual federal and state income tax rates effective as of the Award Date as such rates shall be provided by the CEO and confirmed by the Company.

2.	VESTING OF SHARES.

2.1 Determination of Vested Shares. Provided that the CEO’s Service (as defined below) has not terminated prior to the relevant date below, a number of shares of Common Stock of the Company (the “Shares”) equal to the excess of the number of Initial Shares over the number of Tax Shares plus Initial Vested Shares shall vest and become “Vested Shares” as follows:

(a) the number of shares of Common Stock as derived from the following calculation shall become Vested Shares on June 30, 2011 (the “First Vesting Date”): the product of 0.3333 times the Performance Ratio (as defined below) applicable to the First Vesting Date, multiplied by the total number of Shares;

(b) the number of shares of Common Stock as derived from the following calculation shall become Vested Shares on June 30, 2012 (the “Second Vesting Date”): the product of 0.3333 times the Performance Ratio applicable to the Second Vesting Date, multiplied by the total number of Shares; and

(c) the number of shares of Common Stock as derived from the following calculation shall become eligible to become Vested Shares on June 30, 2013 (the “Third Vesting Date”, and together with each of the First Vesting Date and the Second Vesting Date, a “Vesting Date”): the product of 0.3334 times the Performance Ratio applicable to the third Vesting Date, multiplied by the total number of Shares, provided that the Shares which are eligible to become Vested Shares pursuant to this Section 2.1(c) shall only become Vested Shares at December 31, 2013 (the “Final Vesting Date”) if the CEO’s Service has not terminated prior to such date.

The number of Shares which exceed the number of Vested Shares determined as of any date shall be “Unvested Shares.” For the purposes of this Agreement, (i) “Service” means the CEO’s employment with the Company or any parent corporation or subsidiary corporation of the Company; (ii) “Effective Date” means December 31, 2010; and (iii) “Performance Ratio” shall mean the result obtained by dividing the Trailing Twelve Month’s Earnings by $50,000,000.00; provided that if the result of such calculation is greater than 1.0, the Performance Ratio shall be deemed to be 1.0. The total number of Vested Shares, including the Tax Shares, shall in no event exceed the number of Initial Shares. The Company, in its sole discretion by action of the Board of Directors, shall determine the effect of any leave of absence of the CEO on the CEO’s Service, and whether, subject to Section 2.6, the CEO’s Service has terminated, and the effective date of such termination.

For purposes of this Agreement “Trailing Twelve Month’s Earnings” means the sum of income before income taxes of the Company and DriveTime Automotive Group, Inc. and their consolidated subsidiaries (the “Consolidated Company”) for each quarter in the immediately preceding twelve month period from July 1 to June 30 applicable to any Vesting Date, as set forth in the Consolidated Company’s quarterly consolidated financial statements as prepared in accordance with generally accepted accounting principles.

2.2 Vesting Date Performance Shortfall. This Section 2.2 shall be applicable on the Second Vesting Date and/or the Third Vesting Date (in either case, the “Applicable Vesting Date”) if (a) the Performance Ratio was less than 1.0 as of any Vesting Date (a “Shortfall Date”) preceding the Applicable Vesting Date, (b) this Section 2.2 has not previously been applied to result in a Performance Ratio of 1.0 with respect to such Shortfall Date, and (c) the CEO’s Service has not terminated prior to the Applicable Vesting Date. As of the Applicable Vesting Date, any amount of the Trailing Twelve Month’s Earnings for the Applicable Vesting Date in excess of $50,000,000.00 shall be applied to the Trailing Twelve Month’s Earnings for the relevant Shortfall Date and the Performance Ratio with respect to such Shortfall Date shall be recalculated (the “Catch-up Ratio”). Any Shares that would have vested as of the Shortfall Date had the Catch-Up Ratio been applied at the Shortfall Date shall immediately vest and become Vested Shares as of the Applicable Vesting Date. For the avoidance of doubt, Trailing Twelve Month’s Earnings in excess of $50,000,000.00 as of any Vesting Date prior to a Shortfall Date shall not be included in any calculation to determine whether Shares shall become Vested Shares as of any Applicable Vesting Date.

The Company, in its sole discretion by action of the Board of Directors (excluding the CEO), shall, pursuant to the provisions set forth in Sections 2.1 and 2.2, confirm the calculation of the applicable Performance Ratio or Catch-Up Ratio at any Vesting Date or any Applicable Vesting Date. Schedule I to this Agreement sets forth examples of the application of Sections 2.1 and 2.2 at an Applicable Vesting Date. Notwithstanding any other provision of this Agreement, all Unvested Shares as of the Third Vesting Date shall automatically and immediately be surrendered to the Company and cancelled without any payment to the CEO for such Unvested Shares.

2.3 Effect of Change in Control. Notwithstanding the foregoing, but subject to Section 2.8 below, in the event of a Change in Control (as defined below), all Shares acquired by the CEO pursuant to this Agreement shall be deemed Vested Shares immediately prior to the Change in Control, provided that the CEO’s Service has not terminated prior to the Change in Control.

For the purposes of this Agreement, a “Change in Control” means the occurrence of any of the following events:

(a) the direct or indirect sale, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), other than a Permitted Holder;

(b) the adoption, execution and completion of a plan relating to the liquidation or dissolution of the Company;

(c) Any “person” (as defined above) other than a Permitted Holder (as defined below), becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (c) such person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of the Company; or

(d) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

provided that the contribution of the capital stock of the Company to a holding company that holds no assets other than such capital stock and has the same composition of ownership immediately after such contribution that owned such capital stock immediately before, shall not by itself constitute a “Change of Control.”

For the purposes of this Agreement, (i) “Permitted Holder” means Ernest C. Garcia II and any (a) spouse or lineal descendent (whether natural or adopted) of Mr. Garcia, (b) trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of Mr. Garcia and/or any of the persons referred to in the immediately preceding clause (a); or (c) a charitable organization or foundation exempt from federal income taxation under Section 501(c) of the Internal Revenue Code that received an interest in the Company from a Permitted Holder identified in the preceding clauses (a) or (b); and (ii) “Continuing Directors” means , as of any date of determination with respect to the Company, any member of the Board of Directors who (a) was a member of the Board of Directors on the Award Date, (b) was nominated for election or elected to such Board of Directors with the approval, recommendation or endorsement of a majority of the directors who were members of such Board of Directors on the Award Date or whose nomination or election to the Board of Directors was previously so approved or (c) was nominated, recommended or approved for election by a Permitted Holder.

2.4 No Accelerated Vesting in Event of Death. Subject to Section 2.8 below, in the event of the death of the CEO, only such Shares acquired by the CEO pursuant to this Agreement which have become Vested Shares pursuant to Sections 2.1, 2.2 and 2.3 shall be vested as of the date of death, provided that the CEO’s Service has not terminated prior to such event and the balance of the Shares shall be Unvested Shares and shall automatically and immediately be surrendered to the Company and cancelled without any payment to the CEO for said Unvested Shares. The Company hereby agrees to pay the premiums for a term policy of insurance on the life of the CEO (such premiums not to exceed $50,000.00 per annum), to be obtained by the CEO and with the beneficiary of such policy to be named by the CEO, having a death benefit in the amount of $10,000,000.00 (the “Policy Amount”). At each Vesting Date, the Policy Amount shall be reduced by the dollar amount bearing the same proportion to the Policy Amount as the proportion to which the Vested Shares on such Vesting Date bear to the Unvested Shares immediately preceding such Vesting Date (the “Policy Reduction”). At the option of the CEO, he may maintain the Policy Amount unchanged at such Vesting Date for which the CEO will pay the portion of the premium for the insurance policy bearing that same proportion to the premium as the Vested Shares on such Vesting Date bear to the Shares immediately preceding such Vesting Date. For the avoidance of doubt, the amount of the insurance premium to be paid by the Company pursuant to this Section is compensatory rather than a distribution to the CEO in the CEO’s capacity as a shareholder, and such premium will be reported as taxable income and will be subject to income and employment tax withholding, to the extent required by applicable law.

2.5 Permanent Disability. Subject to Section 2.8 below, in the event of the permanent disability of the CEO, only such Shares acquired by the CEO pursuant to this Agreement which have become Vested Shares pursuant to Sections 2.1, 2.2 and 2.3 shall be vested as of the date of the event causing such permanent disability, provided that the CEO’s Service has not terminated prior to such event and the balance of the Shares shall be Unvested Shares and shall automatically and immediately be surrendered to the Company and cancelled without any payment to the CEO for said Unvested Shares.

2.6 Termination for Good Reason or Without Cause. Notwithstanding the foregoing, but subject to Section 2.8 below, if, prior to the third anniversary of the Effective Date, the CEO’s Service is terminated by the CEO for Good Reason or by the Company without Cause (each as defined below), all Shares acquired by the CEO pursuant to this Agreement shall be deemed Vested Shares immediately prior to such termination.

The Company shall be deemed to have terminated the CEO’s employment for “Cause” in the event that the CEO’s employment is terminated for any of the following reasons: (i) the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company; (ii) dishonesty or similar willful misconduct in the performance of duties; (iii) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses); provided, that no act or failure to act shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that the action or omission was in the best interests of the Company; or (iv) conviction of violation of any law, rule or regulation, whether or not in connection with the performance of duties for the Company that in the reasonable judgment of the Board of Directors materially affects the reputation of the Company and/or the ability of the CEO to perform fully his duties to the Company.

For purposes of this Agreement, “Good Reason” shall mean, without the CEO’s consent: (i) a material change in the CEO’s status, title, position or responsibilities which, in the CEO’s reasonable judgment, represents a material demotion from his current status, title, position or responsibilities as in effect immediately prior thereto; or any removal of the CEO from or failure to reappoint or reelect him to any of such positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the CEO other than for Good Reason; (ii) a reduction in the CEO’s Base Salary or any failure to pay the CEO any compensation or benefits to which he is entitled within fifteen (15) days of the date due; (iii) a failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunity) any material compensation or benefit plan in which the CEO was participating, or (B) provide the CEO with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect from time to time during the term of this Agreement (it being agreed by the parties that they do not intend by this clause (iii) to include within this subsection (c) reductions in employee health and welfare benefits (including, without limitation, health, dental or similar benefit programs) or in other non-salary, non-bonus and non-equity-based incentive plans and programs if such reductions are applicable to management-level employees generally); and (iv) any material breach by the Company of any provision of this Agreement.

2.7 Termination for Cause or Resignation without Good Reason. Notwithstanding the foregoing, but subject to Section 2.8 below, if, prior to the third anniversary of the Effective Date, the CEO’s Service is terminated by the Company for Cause or the CEO resigns without Good Reason, then only those Shares acquired by the CEO pursuant to this Agreement that have been fully vested pursuant to Section 2.1, 2.2 and 2.3 shall be deemed Vested Shares immediately prior to such termination and the balance of the Shares shall be Unvested Shares and shall automatically and immediately be surrendered to the Company and cancelled without any payment to the CEO for said Unvested Shares.

2.8 Excess Parachute Payments. In the event that the acceleration of vesting of any Unvested Shares pursuant to Sections 2.3, 2.6 or 2.7, together with any other payment or benefit received or to be received by the CEO, would subject the CEO to any excise tax pursuant to Section 4999 of the Internal Revenue Code (the “Code”) due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, notwithstanding the provisions of Section 2.3, the extent to which such vesting will be accelerated in connection with such Change in Control shall not exceed the amount of vesting which produces the greatest after-tax benefit to the CEO. For purposes of the foregoing, the greatest after-tax benefit shall be determined and reported in writing within thirty (30) days following the occurrence of the Change in Control by independent public accountants selected by the Company (the “Accountants”). For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the CEO shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section.

3.	UNVESTED SHARE REACQUISITION RIGHT.

3.1 Grant of Unvested Share Reacquisition Right. In the event that the CEO’s Service is terminated pursuant to Section 2.7, or, if the CEO, the CEO’s legal representative or other holder of the Shares attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to an Ownership Change Event, as defined in Section 3.2) any Unvested Shares, the Company shall immediately and automatically reacquire the Unvested Shares, and the CEO shall not be entitled to any payment therefor (the “Unvested Share Reacquisition Right”).

3.2 Ownership Change Event. Upon the occurrence of an Ownership Change Event, any and all new, substituted or additional securities or other property to which the CEO is entitled by reason of the CEO’s ownership of Unvested Shares shall be immediately subject to the Unvested Share Reacquisition Right and included in the terms “Shares” and “Unvested Shares” for all purposes of the Unvested Share Reacquisition Right with the same force and effect as the Unvested Shares immediately prior to the Ownership Change Event. For purposes of determining the Vested Shares following an Ownership Change Event, credited Service shall include all Service with the Company or any parent corporation or subsidiary corporation both before and after the Ownership Change Event. For the purposes of this Agreement, an “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (a) the direct or indirect sale or exchange by the shareholders of all or substantially all of the stock of the Company; (b) a merger or consolidation in which the Company is a party; (c) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (d) a liquidation or dissolution of the Company.

4.	RIGHT OF FIRST REFUSAL.

4.1 Grant of Right of First Refusal. Subject to the provisions of this Section 4 and Section 5, the CEO may transfer any Vested Shares after holding such shares for a minimum period of six months following the relevant Vesting Date for the vesting of such Vested Shares, provided that a transfer to a Permitted Transferee (as defined below) shall be permitted at any time. Except as provided in Section 4.8 and subject to Section 5, in the event the CEO, the CEO’s legal representative or other holder of the Shares proposes to sell, exchange, transfer, pledge, or otherwise dispose of (including by gift or operation of law) any Vested Shares (the “Transfer Shares”) to any person or entity other than a Permitted Transferee, the Company shall have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section 4 (the “Right of First Refusal”).

For purposes of this Agreement, “Permitted Transferee” means a trust, corporation, partnership or other entity meeting both of the following conditions (i) the CEO has exclusive management authority (sole director, sole general partner, sole manager, sole trustee, etc.); and (ii) the CEO or a combination of the CEO, his spouse and any lineal descendant (whether natural or adopted) has or have, as the case may be, 80% or more controlling or beneficial interest, provided that if the CEO no longer has both exclusive management authority and an 80% or more controlling or beneficial interest in the entity (whether by himself or in combination with his spouse and any lineal descendant (whether natural or adopted)), then such entity shall cease to be a Permitted Transferee and any Shares transferred to any such entity shall immediately be subject to the Right of First Refusal set forth in this Section 4.

4.2 Notice of Proposed Transfer. Prior to any proposed transfer of the Transfer Shares, the CEO shall deliver written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the “Proposed Transferee”) and, if the transfer is voluntary, the proposed transfer price, and containing such information necessary to show the bona fide nature of the proposed transfer. If the CEO proposes to transfer any Transfer Shares to more than one Proposed Transferee, the CEO shall provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice shall be signed by both the CEO and the Proposed Transferee and must constitute a binding commitment of the CEO and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee to be subject to the Right of First Refusal.

4.3 Bona Fide Transfer. If the Company determines that the information provided by the CEO in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give the CEO written notice of the CEO’s failure to comply with the procedure described in this Section 4, and the CEO shall have no right to transfer the Transfer Shares without first complying with the procedure described in this Section 4. The CEO shall not be permitted to transfer the Transfer Shares if the proposed transfer is not bona fide.

4.4 Exercise of Right of First Refusal. If the Company determines the proposed transfer to be bona fide, the Company shall have the right to purchase all, but not less than all, of the Transfer Shares (except as the Company and the CEO otherwise agree) for a purchase price determined in accordance with Section 4.5 by delivery to the CEO of a notice of exercise of the Right of First Refusal within thirty (15) Business Days (as defined below) after the date the Transfer Notice is delivered to the Company. The Company’s exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company’s right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the CEO or issued by a person other than the CEO with respect to a proposed transfer to the same Proposed Transferee. For purposes of this Agreement “Business Day” means a day other than a Saturday, Sunday or day on which banking institutions in Arizona are authorized or required to remain closed.

4.5 Payment of Repurchase Price. The repurchase price per Transfer Share being repurchased pursuant to the Right of First Refusal shall be (a) if the transfer is voluntary, the proposed transfer price and (b) if the transfer is a bona fide gift or involuntary transfer, an amount as of the date of the Transfer Notice based on the fair market value of the Shares as determined by the Company in consultation with an independent valuation expert.

4.6 Failure to Exercise Right of First Refusal. If the Company fails to exercise the Right of First Refusal in full (or to such lesser extent as the Company and the CEO otherwise agree) within the period specified in Section 4.4 above, the CEO may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided the Proposed Transferee is an S-Corp Permitted Transferee, as described in Section 5 (for as long as such Section remains in effect) and such transfer occurs not later than ninety (90) days following delivery to the Company of the Transfer Notice. The Company shall have the right to demand further assurances from the CEO and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the CEO, shall again be subject to the Right of First Refusal and shall require compliance by the CEO with the procedure described in this Section 4.

4.7 Transferees of Transfer Shares. All transferees of the Transfer Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Shares or interest therein subject to all of the terms and conditions of this Agreement, including this Section 4 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any Shares shall be void unless the provisions of this Section 4 are met.

4.8 Transfers Not Subject to Right of First Refusal. The Right of First Refusal shall not apply to any transfer or exchange of the Shares if such transfer or exchange is in connection with an Ownership Change Event. If the consideration received pursuant to such transfer or exchange consists of stock of the Company or of any parent corporation or subsidiary corporation, such consideration shall remain subject to the Right of First Refusal unless the provisions of Section 4.9 below result in a termination of the Right of First Refusal.

4.9 Early Termination of Right of First Refusal. The other provisions of this Agreement notwithstanding, the Right of First Refusal shall terminate and be of no further force and effect upon (a) the occurrence of any event set forth in Sections 2.3, or (b) the existence of a public market for the class of shares subject to the Right of First Refusal. A “public market” shall be deemed to exist if (i) such stock is listed on a national securities exchange (as that term is used in the Securities Exchange Act of 1934, as amended) or (ii) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

5.	S CORPORATION STATUS.

5.1 Effect of S Corporation Status on Shares. The CEO acknowledges that the Company has elected to be classified as an S Corporation for federal and state income tax purposes and agrees to provide to the Company, immediately upon the Company’s request, such properly signed consents or other documents as, in the opinion of counsel for the Company, may be necessary or useful to maintaining the Company’s status as an S Corporation. Except with the written consent of the Company specifically referring to this Section 5, the following provisions set forth in this Section 5 (the “S Corporation Provisions”) shall apply to the Shares until such time as the Company ceases to qualify as an S Corporation. The CEO further acknowledges that the Company may elect at any time to terminate its classification as an S Corporation and agrees to provide to the Company, immediately upon the Company’s request, such properly signed consents or other documents as, in the opinion of counsel for the Company, may be necessary or useful in assisting the Company to terminate its status as an S Corporation.

5.2 Restriction on Transfer. Subject to the Company’s Right of First Refusal, no transfer of any Shares by the CEO, whether voluntary or involuntary, shall be effective unless (a) the proposed transferee is a permitted shareholder of an S Corporation (an “S-Corp Permitted Transferee”); and (b) the Company will not, as the result of such transfer, have more than one hundred (100) shareholders within the meaning of Section 1361(b) of the Code or become ineligible to retain its status as an S Corporation.

5.3 Restriction on Other Action. The CEO shall not take any action or fail to take any action which shall result in the Company being unable to maintain the Company’s status as an S Corporation. This provision shall require, without limitation, that the CEO notify the Company in writing prior to the CEO ceasing to qualify as an eligible shareholder of an S Corporation and permit the Company to repurchase all shares of stock owned by the CEO.

5.4 Transfer by Trust. If any transfer by the CEO is by operation of law or by right of succession under a revocable trust, the transferees shall be obligated to make such transfers as shall reasonably be necessary, in the opinion of counsel for the Company, to avoid termination of the Company’s status as an S Corporation.

5.5 Other Restrictions. The provisions of this Section 5 are in addition to the provisions of Section 2 hereof.

5.6 Ownership Change Event. Consideration consisting of stock of the Company or a parent corporation or subsidiary corporation received pursuant to an Ownership Change Event with respect to the Shares shall remain subject to the S Corporation Provisions unless the provisions of Section 5.7 result in a termination of the S Corporation Provisions.

5.7 Termination of Restrictions. The restrictions imposed by this Section 5 shall terminate upon the occurrence of the first of any of the following events: (a) the written agreement of the Company and the CEO terminating such restrictions, (b) the complete dissolution of the Company, (c) the existence of a public market (as defined below) for the class of shares subject to the S Corporation Provisions, or (d) a termination of the Company’s S Corporation status pursuant to Section 1362(d) of the Code. A “public market” shall be deemed to exist if (i) such stock is listed on a national securities exchange (as that term is used in the Securities Exchange Act of 1934, as amended) or (ii) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

6.	CONSENT OF SPOUSE.

If the CEO is married on the date of this Agreement, the CEO’s spouse shall execute a Consent of Spouse in the form of Exhibit B hereto, effective on the date hereof. Such consent shall not be deemed to confer or convey to the spouse any rights in the Shares that do not otherwise exist by operation of law or the agreement of the parties. If the CEO should marry or remarry subsequent to the date of this Agreement, the CEO shall within thirty (30) days thereafter obtain his new spouse’s acknowledgment of and consent to the existence and binding effect of all restrictions contained in this Agreement by signing an additional Consent of Spouse in the form of Exhibit B.

7.	ESCROW.

7.1 Appointment of Agent. To ensure that shares subject to the Unvested Share Reacquisition Right (the “Company Reacquisition Rights”) will be available for reacquisition or repurchase by the Company, the CEO and the Company hereby appoint the Secretary of the Company, or any other person designated by the Company, as their agent and as attorney-in-fact for the CEO (the “Agent”) to hold any and all Shares and to sell, assign and transfer to the Company any such Shares reacquired or repurchased by the Company pursuant to the Company Reacquisition Rights. The CEO understands that appointment of the Agent is a material inducement to make this Agreement and that such appointment is coupled with an interest and is irrevocable. The Agent shall not be personally liable for any act the Agent may do or omit to do hereunder as escrow agent, agent for the Company, or attorney in fact for the CEO while acting in good faith and in the exercise of the Agent’s own good judgment, and any act done or omitted by the Agent pursuant to the advice of the Agent’s own attorneys shall be conclusive evidence of such good faith. The Agent may rely upon any letter, notice or other document executed by any signature purporting to be genuine and may resign at any time.

7.2 Establishment of Escrow. The CEO authorizes the Company to deposit with the Agent each certificate evidencing the Shares acquired pursuant to this Agreement and an Assignment Separate from Certificate with respect to the Shares duly endorsed (with date and number of shares blank) in the form attached to the Agreement, to be held by the Agent under the terms and conditions of this Section 7 (the “Escrow”). Upon the occurrence of an Ownership Change Event or a change, as described in Section 7, in the character or amount of any outstanding stock of the corporation the stock of which is subject to the provisions of this Agreement, any and all new, substituted or additional securities or other property to which the CEO is entitled by reason of his or her ownership of the shares that remain, following such Ownership Change Event or change described in Section 7, subject to any of the Company Reacquisition Rights shall be immediately subject to the Escrow to the same extent as the shares immediately before such event. The Company shall bear the expenses of the Escrow.

7.3 Delivery of Shares to the CEO. The Escrow shall continue with respect to any Shares for so long as such Shares remain subject to any of the Company Reacquisition Rights. Upon termination of all of the Company Reacquisition Rights with respect to the Shares, the Company shall so notify the Agent and direct the Agent to deliver such number of Shares to the CEO. As soon as practicable after receipt of such notice, the Agent shall cause to be delivered to the CEO the Shares specified by such notice, and the Escrow shall terminate with respect to such Shares.

7.4 Notices and Payments. In the event the Shares and any other property held in escrow are subject to the Company’s exercise of any of its Company Reacquisition Rights, the notices required to be given to the CEO shall be given to the Agent, and any payment required to be given to the CEO shall be given to the Agent. Within thirty (30) days after payment by the Company, the Agent shall deliver the Shares and any other property which the Company has reacquired to the Company and shall deliver the payment received from the Company to the CEO.

8.	ADJUSTMENT TO SHARES SUBJECT TO AGREEMENT.

If, from time to time during the term of this Agreement, there is any stock dividend or liquidating dividend of cash or property, stock split, reverse stock split, recapitalization, reclassification or other similar change in the character or amount of any of the outstanding securities of the Company, then, in such event any and all new, substituted or additional securities or other property to which the CEO is entitled by reason of his ownership of Shares will be immediately subject to the provisions of this Agreement on the same basis as all Shares originally acquired hereunder, and will be included in the word “Shares” for all purposes of this Agreement with the same force and effect as the Shares presently subject to this Agreement.

9.	TAX MATTERS.

9.1 Tax Withholding. At the time that this Agreement is executed, or at any time thereafter as requested by the Company, the CEO hereby authorizes withholding from payroll and any other amounts payable to the CEO, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with this Agreement, including, without limitation, obligations arising upon (i) the transfer of the Initial Shares to the CEO, or (ii) the lapsing of any restriction with respect to any Initial Shares. The CEO is cautioned that the Company shall have no obligation to issue a certificate for the Initial Shares or release Shares from the Escrow unless the tax withholding obligations of the Company have been satisfied.

9.2 Election Under Section 83(b) of the Code.

(a) The CEO understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the Initial Shares, if anything, and the fair market value of the Initial Shares as of the date any restrictions on the Initial Shares lapse. In this context, “restriction” means the right of the Company to reacquire the Initial Shares pursuant to the Unvested Share Reacquisition Right contained in this Agreement. The CEO understands that he or she may elect to be taxed at the time the Initial Shares are acquired rather than when and as the Unvested Share Reacquisition Right expires by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of acquisition. The CEO understands that failure to make this filing timely will result in the recognition of ordinary income by the CEO, as the Unvested Share Reacquisition Right lapses, on the difference between the purchase price, if anything, and the fair market value of the Initial Shares at the time such restrictions lapse. The CEO further understands, however, that if Unvested Shares with respect to which an election under Section 83(b) has been made are forfeited to the Company pursuant to its Unvested Share Reacquisition Right, such forfeiture will be treated as a sale on which there is realized a loss equal to the excess (if any) of the amount paid (if any) by the CEO for the forfeited shares over the amount realized (if any) upon their forfeiture. If the CEO has paid nothing for the forfeited shares and has received no payment upon their forfeiture, the CEO understands that he or she will be unable to recognize any loss on the forfeiture of the Unvested Shares even though the CEO incurred a tax liability by making an election under Section 83(b).

(b) The CEO understands that he or she should consult with his or her tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date of this Agreement. (A sample form of Section 83(b) Election is attached as Exhibit C to this Agreement.) Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to the CEO. The CEO acknowledges that he or she has been advised to consult with a tax advisor regarding the tax consequences to the CEO of the acquisition of Initial Shares hereunder. AN ELECTION UNDER SECTION 83(b) MUST BE FILED WITHIN 30 DAYS AFTER THE DATE ON WHICH THE CEO ACQUIRES THE SHARES. THIS TIME PERIOD CANNOT BE EXTENDED. THE EMPLOYEE ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS THE CEO’S SOLE RESPONSIBILITY, EVEN IF THE CEO REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS BEHALF.

9.3 Valuation of the Shares.

(a) The Initial Shares have been valued by the Company, and the Company believes this valuation represents a fair attempt at reaching an accurate appraisal of their worth. The CEO understands, however, that the Company can give no assurances that such valuation is in fact the fair market value of the Initial Shares and that it is possible that with the benefit of hindsight, the Internal Revenue Service would successfully assert that the value of the Initial Shares on any relevant date is greater than so determined.

(b) If the Internal Revenue Service were to succeed in a tax determination under the Code that the Initial Shares received have a value greater than that determined by the Company, the additional value would constitute ordinary income as of the date of the CEO’s realization of income. The additional taxes (and interest) due would be payable by the CEO, and there is no provision for the Company to reimburse him or her for that tax liability, and the CEO assumes all responsibility for such potential tax liability. Under present law, in the event such additional value would represent more than twenty-five (25%) of the CEO’s gross income for the year in which the value of the shares were taxable, the Internal Revenue Service would have six (6) years from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to access the CEO the additional tax and interest which would then be due. The Company undertakes no obligation to inform the CEO of any change in the tax laws which may effect this Agreement or its consequences.

10.	EMPLOYMENT MATTERS.

Nothing in this Agreement will create in any manner whatsoever an employment agreement between Company and the CEO or affect in any manner the right or power of the Company, or a parent corporation or subsidiary corporation, to terminate the CEO’s Service for any reason or no reason, with or without cause, subject to any other agreements between Company and the CEO.

11.	RIGHTS AS A SHAREHOLDER.

11.1 The CEO or any person to which any Shares are transferred pursuant to this Agreement (a “Holder”), as the case may be, shall have full economic rights as a shareholder with respect to the Shares with respect to the payment of dividends or other distributions as from the Award Date, though no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the Award Date. Neither the CEO nor any other Holder, as the case may be, shall have any other rights as a shareholder with respect to the Shares until the date on which the Shares are issued to the CEO (each, an “Issuance Date”, which, for the avoidance of doubt, shall be the relevant Vesting Date upon which the Shares are issued). On the Issuance Date, the CEO shall become the record holder of the Shares, entitled, in addition to dividends and distributions, if any, to voting rights and other rights of a holder thereof, subject to the provisions of this Agreement. Subject to the provisions of this Agreement, the CEO shall, during its term, have all rights and privileges of a shareholder with respect to Shares deposited in escrow.

11.2 Notwithstanding the foregoing, dividend payments (“Dividends”) with respect to the Shares shall be made in the following manner:

(a) On or before April 15 of each year, the Company shall distribute on a pro rata basis as Dividends to the CEO or any Holder, as the case may be, regardless of whether any Shares are Vested Shares or Unvested Shares, an amount to satisfy the CEO’s or such Holder’s individual federal and state income tax obligations with respect to the CEO’s or such Holder’s share of profits of the Company (the “Required Tax Distribution”). The Required Tax Distribution shall be determined by multiplying (i) the amount of profits attributable to the CEO’s or such Holder’s ownership interest in the Shares (as determined by reference to the CEO’s or the Holder’s Form K-1 to be prepared by the Company) by (ii) the maximum marginal federal and state individual income tax rates applicable as of the date of such distribution (assuming a full deduction for state income taxes in computing federal income taxes).

(b) Any Dividends distributed in amounts exceeding the Required Tax Distribution (the “After-Tax Dividends”) shall be distributed directly to the CEO or any Holder, as the case may be, on a pro rata basis in respect of each shareholder’s respective ownership of the Shares.

12.	RESTRICTIONS ON TRANSFER OF SHARES.

No shares acquired pursuant to this Agreement may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the CEO), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Agreement and, except pursuant to an Ownership Change Event, until the date on which such shares become Vested Shares, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any shares which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred. In the event of any breach or default of CEO under this Section 12, then in addition to all other rights and remedies of the Company, all Unvested Shares shall automatically and immediately be surrendered to the Company and cancelled without any payment to the CEO for such Unvested Shares.

13.	PUBLIC OFFERING.

The CEO hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act of 1933 (the “Securities Act”), the CEO shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that except as otherwise provided below such period of time shall not exceed one hundred eighty (180) days (the “Restricted Period”) from the effective date of the registration statement to be filed in connection with such public offering. If either (a) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, then the restrictions imposed by this Section shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act.

14.	LEGENDS.

The Company may at any time place legends referencing the Unvested Share Reacquisition Right, the S Corporation Provisions and any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Agreement. The CEO shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Agreement in the possession of the CEO in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

14.1 “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

14.2 “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND REPURCHASE RIGHTS IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”

15.	REPRESENTATIONS AND WARRANTIES OF CEO.

In connection with the acquisition of the Shares pursuant to this Agreement, the CEO hereby agrees, represents and warrants as follows:

15.1 Investment Intent. The CEO is acquiring the Shares solely for the CEO’s own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act. The CEO further represents that the entire legal and beneficial interest of the Shares is being acquired, and will be held, for the account of the CEO only and neither in whole nor in part for any other person.

15.2 Absence of Solicitation. The CEO was not presented with or solicited by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media, or broadcast over television, radio or similar communications media, or presented at any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

15.3 Capacity to Protect Interests. The CEO has either (a) a preexisting personal or business relationship with the Company or any of its officers, directors, or controlling persons, consisting of personal or business contacts of a nature and duration to enable the CEO to be aware of the character, business acumen and general business and financial circumstances of the person with whom such relationship exists, or (b) such knowledge and experience in financial and business matters (or has relied on the financial and business knowledge and experience of the CEO’s professional advisor who is unaffiliated with and who is not, directly or indirectly, compensated by the Company or any affiliate or selling agent of the Company) as to make the CEO capable of evaluating the merits and risks of the investment in Shares acquired pursuant to this Agreement and to protect the CEO’s own interests in the transaction, or (c) both such relationship and such knowledge and experience.

15.4 Restricted Securities. The CEO understands and acknowledges that:

(a) The issuance of the Shares to the CEO has not been registered under the Securities Act, and the Shares must be held indefinitely unless a transfer of the Shares is subsequently registered under the Securities Act or an exemption from such registration is available, and that the Company is under no obligation to register the Shares;

(b) The Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

15.5 Disposition Under Rules 144 and 701. The CEO understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of acquisition of the Shares, and even then will not be available unless (a) a public trading market then exists for the Shares, (b) adequate information concerning the Company is then available to the public, and (c) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions. The CEO further understands that the resale provisions of Rule 701, if available, will not apply until 90 days after the Company becomes subject to the reporting obligation under the Exchange Act. There can be no assurance that the requirements of Rule 144 or Rule 701 will be met, or that the Shares will ever be saleable.

16.	DRIVETIME AUTOMOTIVE GROUP, INC. RESTRICTED STOCK PLAN.

16.1 Simultaneous Agreement. The parties acknowledge and agree that this Agreement is being entered into simultaneously with, and is contingent upon, execution of a Restricted Stock Agreement by and between DriveTime Automotive Group, Inc., a Delaware corporation, and the CEO (the “DTAG Agreement”). The terms of the DTAG Agreement are substantially identical to the terms of this agreement, except that the DTAG Agreement provides for issuance of an identical number of shares of Common Stock of DriveTime Automotive Group, Inc. to the CEO and all provisions governing the DTAG Agreement relate to shares of Common Stock of DriveTime Automotive Group, Inc. The parties acknowledge and agree that any exercise of redemption rights, rights of first refusal, repurchase rights, put rights, or any other rights, duties or obligations set forth herein with respect to the Shares shall be exercised simultaneously for an equivalent number of shares of Common Stock of DriveTime Automotive Group, Inc. pursuant to the corresponding provisions of the DTAG Agreement.

17.	MISCELLANEOUS.

17.1 Administration. All questions of interpretation concerning this Agreement shall be determined by the Board of Directors of the Company. All determinations by the Board shall be final and binding upon all persons having an interest in the Shares. Any officer of the Company, other than the CEO, shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

Notwithstanding the foregoing, to ensure the timely and economical resolution of disputes that arise in connection with this Agreement, the CEO and the Company agree that any and all disputes, claims, or causes of action arising from or relating to the enforcement, breach, performance or interpretation of this Agreement, shall be resolved to the fullest extent permitted by law by final, binding and confidential arbitration, by a single arbitrator, in Maricopa County, Arizona, to be mutually agreed upon by the CEO and the Company. In the event that the Company and the CEO cannot agree upon a single arbitrator, each party will appoint one individual approved by the American Arbitration Association to hear and determine the dispute within twenty (20) days after receipt of notice of arbitration from the noticing party. The two (2) individuals so chosen will select a third impartial arbitrator. The majority decision of the arbitrators will be final and binding upon the parties to the arbitration. If either party fails to designate its arbitrator within twenty (20) days after delivery of the notice provided for in this paragraph, then the arbitrator designated by the one (1) party will act as the sole arbitrator and will be considered the single, mutually approved arbitrator to resolve the controversy. In the event the parties are unable to agree upon a rate of compensation for the arbitrators, they will be compensated for their services at a rate to be determined by the American Arbitration Association. By agreeing to this arbitration procedure, both the CEO and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. The arbitrator(s) shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision, to include the essential findings and conclusions of the arbitrator(s) and a statement of the award. The arbitrator(s) shall be authorized to award any or all remedies that the CEO or the Company would be entitled to seek in a court of law. Nothing in this Agreement is intended to prevent either the CEO or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

This Agreement does not prohibit the CEO from pursuing an administrative claim with a local, state or federal administrative body such as the Equal Employment Opportunity Commission or the workers’ compensation board.

17.2 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature or at such other address as such party may designate in writing from time to time to the other party.

17.3 Further Action. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

17.4 Binding Effect. Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

17.5 Integrated Agreement; Amendment. This Agreement, together with the exhibits hereto, constitute the entire understanding and agreement of the CEO and the Company with respect to the subject matter contained herein and therein and there are no agreements, understandings, restrictions, representations, or warranties among the CEO and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. No amendment or addition hereto will be deemed effective unless agreed to in writing by the parties hereto.

17.6 Specific Performance. The CEO agrees that the Company will be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to the Company.

17.7 Waiver. No failure on the part of any party to exercise or delay in exercising any right hereunder will be deemed a waiver thereof, nor will any such failure or delay, or any single or partial exercise of any such right, preclude any further or other exercise of such right or any other right.

17.8 Validity. If any provision of this Agreement, or the application thereof, is for any reason and to any extent determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as best to reasonably effect the intent of the parties hereto. The parties agree to use their best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

17.9 Construction. Captions and titles contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

17.10 Counterparts. This Agreement may be executed in counterparts, each of which will be an original and all of which together will constitute one and the same agreement.

17.11 Applicable Law. This Agreement shall be governed by the laws of the State of Arizona as such laws are applied to agreements between Arizona residents entered into and to be performed entirely within the State of Arizona.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

DT ACCEPTANCE CORPORATION

Date: 12/28/10	By:	/s/ Jon D. Ehlinger
	Title:	Secretary

	Address:	3201 E. Desert Willow Rd. Phoenix, AZ 85048

ACCEPTANCE

The CEO represents that the CEO has read and is familiar with the terms and provisions of this Agreement, including the Unvested Share Reacquisition Right set forth in Section 3, the Right of First Refusal Set Forth in Section 4 and the S Corporation Provisions set forth in Section 5, and hereby accepts the Shares subject to all of the terms and provisions hereof. The CEO hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company upon any questions arising under this Agreement.

Date: 12/24/10	/s/ Raymond C. Fidel

CEO Address:
5901 E. Calle del Norte
Phoenix, AZ 85018

SCHEDULE I

EXAMPLE VESTING CALCULATIONS

UPON A PERFORMANCE SHORTFALL

Scenario A: The Consolidated Company’s Trailing Twelve Month’s Earnings is $40,000,000 as of the First Vesting Date, $60,000,000 as of the Second Vesting Date and $50,000,000 as of the Third Vesting Date.

The resulting Performance Ratio at each Vesting Date is:

First Vesting Date:	$40,000,000 / $50,000,000 = 0.8
Second Vesting Date:	$60,000,000 / $50,000,000 = 1.2 (deemed to be 1.0)
Third Vesting Date:	$50,000,000 / $50,000,000 = 1.0

Therefore, 80.0% of one third of the Shares (or 26.66% of the Shares) vest on the First Vesting Date, and, absent application of Section 2.2, 100.0% of one third of the Shares vest on each of the Second and Third Vesting Dates for total vesting of 93.33% of the Shares.

However, applying Section 2.2, at the Second Vesting Date, $10,000,000 of the Trailing Twelve Month’s Earnings of the Consolidated Company for the Second Vesting Date would be applied to the Trailing Twelve Month’s Earnings of the Consolidated Company for the First Vesting Date, as follows:

Excess of Trailing Twelve Month’s Earnings over $50,000,000:
$60,000,000 - $50,000,000 = $10,000,000

Excess applied to First Vesting Date’s Trailing Twelve Month’s Earnings
$40,000,000 + $10,000,000 = $50,000,000

Calculation of Catch-Up Ratio
$50,000,000 / $50,000,000 = 1.0

Resulting in a Catch-Up Ratio applicable to the First Vesting Date of 1.0.

Therefore, after applying Section 2.2, at the Second Vesting Date, the portion of Shares that did not vest at the First Vesting Date (20.0% of one third) will be fully vested and 100.0% of one third of the Shares will have vested at each of the Second and Third Vesting Date (subject, in the case of the Third Vesting Date, to final vesting of one third of the Shares on the Final Vesting Date).

Scenario B: The Consolidated Company’s Trailing Twelve Month’s Earnings is $40,000,000 as of the First Vesting Date, $50,000,000 as of the Second Vesting Date and $60,000,000 as of the Third Vesting Date.

The resulting Performance Ratio at each Vesting Date is:

First Vesting Date:	$40,000,000 / $50,000,000 = 0.8
Second Vesting Date:	$50,000,000 / $50,000,000 = 1.0
Third Vesting Date:	$60,000,000 / $50,000,000 = 1.2 (deemed to be 1.0)

Analysis is similar to Scenario A, however Section 2.2 will not be applied until the Third Vesting Date. At the Third Vesting Date, $10,000,000 of the Trailing Twelve Month’s Earnings of the Consolidated Company for the Third Vesting Date would be applied to the Trailing Twelve Month’s Earnings of the Consolidated Company for the First Vesting Date, as follows:

Excess of Trailing Twelve Month’s Earnings over $50,000,000:
$60,000,000 - $50,000,000 = $10,000,000

Excess applied to First Vesting Date’s Trailing Twelve Month’s Earnings
$40,000,000 + $10,000,000 = $50,000,000

Calculation of Catch-Up Ratio
$50,000,000 / $50,000,000 = 1.0

Resulting in a Catch-Up Ratio applicable to the First Vesting Date of 1.0.

Therefore, after applying Section 2.2, at the Third Vesting Date, the portion of Shares that did not vest at the First Vesting Date (20.0% of one third) will be fully vested and 100.0% of one third of the Shares will have vested at each of the Second and Third Vesting Date (subject, in the case of the Third Vesting Date, to final vesting of one third of the Shares on the Final Vesting Date).

Scenario C: The Consolidated Company’s Trailing Twelve Month’s Earnings is $60,000,000 as of the First Vesting Date, $50,000,000 as of the Second Vesting Date and $40,000,000 as of the Third Vesting Date.

The resulting Performance Ratio at each Vesting Date is:

First Vesting Date:	$60,000,000 / $50,000,000 = 1.2 (deemed to be 1.0)
Second Vesting Date:	$50,000,000 / $50,000,000 = 1.0
Third Vesting Date:	$40,000,000 / $50,000,000 = 0.8

Because the Shortfall Date occurs as of the Third Vesting Date, the provisions of Section 2.2 are unavailable to determine whether the additional Shares shall vest, as prior period performance is not considered for purposes of Section 2.2. That is, regardless of an excess over $50,000,000 for the Trailing Twelve Month’s Earnings at the First Vesting Date, this excess cannot be used to calculate subsequent Catch-Up Ratios under Section 2.2. Therefore, the portion of Shares that did not vest at the Third Vesting Date (20.0% of one third) remain unvested. 100.0% of one third of the Shares will have vested at each of the First and Second Vesting Date and 80.0% of one third of the Shares will become Vested Shares at the Final Vesting Date.

Scenario D: The Consolidated Company’s Trailing Twelve Month’s Earnings is $40,000,000 as of the First Vesting Date, $60,000,000 as of the Second Vesting Date and $40,000,000 as of the Third Vesting Date.

The resulting Performance Ratio at each Vesting Date is:

First Vesting Date:	$40,000,000 / $50,000,000 = 0.8
Second Vesting Date:	$60,000,000 / $50,000,000 = 1.2 (deemed to be 1.0)
Third Vesting Date:	$40,000,000 / $50,000,000 = 0.8

Therefore, 80.0% of one third of the Shares (or 26.66% of the Shares) vest on the First Vesting Date, and, absent application of Section 2.2, 100.0% of one third of the Shares vest on the Second Vesting Date for and 80.0% of one third of the Shares (26.66%) vest on the Third Vesting Date for total vesting of 86.65% of the Shares.

However, applying Section 2.2, at the Second Vesting Date, $10,000,000 of the Trailing Twelve Month’s Earnings of the Consolidated Company for the Second Vesting Date would be applied to the Trailing Twelve Month’s Earnings of the Consolidated Company for the First Vesting Date, as follows:

Excess of Trailing Twelve Month’s Earnings over $50,000,000:
$60,000,000 - $50,000,000 = $10,000,000

Excess applied to First Vesting Date’s Trailing Twelve Month’s Earnings
$40,000,000 + $10,000,000 = $50,000,000

Calculation of Catch-Up Ratio
$50,000,000 / $50,000,000 = 1.0

Resulting in a Catch-Up Ratio applicable to the First Vesting Date of 1.0.

Therefore, after applying Section 2.2, at the Second Vesting Date, the portion of Shares that did not vest at the First Vesting Date (20.0% of one third) will be fully vested and 100.0% of one third of the Shares will have vested as of the Second Vesting Date.

Because there is a second Shortfall Date that occurs as of the Third Vesting Date, the provisions of Section 2.2 are unavailable to determine whether the additional Shares shall vest, as prior period performance is not considered for purposes of Section 2.2. That is, regardless of an excess over $50,000,000 for the Trailing Twelve Month’s Earnings at the Second Vesting Date, this excess cannot be used to calculate subsequent Catch-Up Ratios under Section 2.2. Therefore, the portion of Shares that did not vest at the Third Vesting Date (20.0% of one third) remain unvested. 100.0% of one third of the Shares will have vested at each of the First and Second Vesting Date and 80.0% of one third of the Shares will become Vested Shares at the Final Vesting Date.

Scenario E: The Consolidated Company’s Trailing Twelve Month’s Earnings is $40,000,000 as of the First Vesting Date, $55,000,000 as of the Second Vesting Date and $50,000,000 as of the Third Vesting Date.

The resulting Performance Ratio at each Vesting Date is:

First Vesting Date:	$40,000,000 / $50,000,000 = 0.8
Second Vesting Date:	$55,000,000 / $50,000,000 = 1.1 (deemed to be 1.0)
Third Vesting Date:	$50,000,000 / $50,000,000 = 1.0

Therefore, 80.0% of one third of the Shares (or 26.66% of the Shares) vest on the First Vesting Date, and, absent application of Section 2.2, 100.0% of one third of the Shares vest on each of the Second and Third Vesting Dates for total vesting of 93.33% of the Shares.

However, applying Section 2.2, at the Second Vesting Date, $5,000,000 of the Trailing Twelve Month’s Earnings of the Consolidated Company for the Second Vesting Date would be applied to the Trailing Twelve Month’s Earnings of the Consolidated Company for the First Vesting Date, as follows:

Excess of Trailing Twelve Month’s Earnings over $50,000,000:
$55,000,000 - $50,000,000 = $5,000,000

Excess applied to First Vesting Date’s Trailing Twelve Month’s Earnings
$40,000,000 + $5,000,000 = $45,000,000

Calculation of Catch-Up Ratio
$45,000,000 / $50,000,000 = 0.9

Resulting in a Catch-Up Ratio applicable to the First Vesting Date of 0.9.

Therefore, after applying Section 2.2, at the Second Vesting Date, a portion of the Shares that did not vest at the First Vesting Date (10.0% of one third) will now be fully vested (for vesting of 90.0% of one third of the Shares applicable to the First Vesting Date) and 100.0% of one third of the Shares will have vested at each of the Second and Third Vesting Date (subject, in the case of the Third Vesting Date, to final vesting of one third of the Shares on the Final Vesting Date).

EXHIBIT A

DT ACCEPTANCE CORPORATION

FORM OF ASSIGNMENT SEPARATE FROM CERTIFICATE

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED the undersigned does hereby sell, assign and transfer unto                             (            ) shares of the Capital Stock of DT Acceptance Corporation, an Arizona corporation, standing in the undersigned’s name on the books of said corporation represented by Certificate No.             herewith and does hereby irrevocably constitute and appoint                      Attorney to transfer the said stock on the books of said corporation with full power of substitution in the premises.

Dated:

/s/ Raymond C. Fidel
Signature

Instructions: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its reacquisition and repurchase rights set forth in the Restricted Stock Agreement without requiring additional signatures on the part of the CEO.

EXHIBIT B

DT ACCEPTANCE CORPORATION

FORM OF CONSENT OF SPOUSE

CONSENT OF SPOUSE

I, Kathryn Fidel, spouse of Raymond Fidel, acknowledge that I have read the Restricted Stock Agreement dated as of 12/28/10, to which this Consent is attached as Exhibit B (the “Agreement”) and that I know its contents. I am aware that by its provisions that certain restrictions are imposed upon the sale or other disposition of the shares.

I hereby agree that my interest, if any, in the shares subject to the Agreement will be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the shares will be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I waive such right.

Date: 12/24/10	/s/ Kathryn L. Fidel
Signature

EXHIBIT C

DT ACCEPTANCE CORPORATION

FORM OF SECTION 83(b) ELECTION

Internal Revenue Service

[IRS Service Center where Form 1040 is Filed]

Re:	Section 83(b) Election

Dear Sir or Madam:

The following information is submitted pursuant to section 1.83-2 of the Treasury Regulations in connection with this election by the undersigned under section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

1.	The name, address and taxpayer identification number of the taxpayer are:

Name:
Address:

Social Security Number:

2.	The following is a description of each item of property with respect to which the election is made:

             shares of common stock of DT Acceptance Corporation (the “Shares”), acquired from DT Acceptance Corporation (the “Company”) pursuant to a restricted stock grant.

3.	The property was transferred to the undersigned on:

Restricted stock grant date:

The taxable year for which the election is made is:

Calendar Year

4.	The nature of the restriction to which the property is subject:

The Shares are subject to automatic forfeiture to the Company upon the cessation of service of the taxpayer prior to the vesting of such Shares. This forfeiture provision lapses with regard to a portion of the Shares based upon the continued performance of services by the taxpayer over time.

5.	The following is the fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of each property with respect to which the election is made:

$                    (             Shares at $                    per share).

The property was transferred to the taxpayer pursuant to the grant of an award of restricted stock.

6.	The following is the amount paid for the property:

No monetary consideration was provided in exchange for the Shares.

7.	A copy of this election has been furnished to the Company, the corporation for which the services were performed by the undersigned.

Please acknowledge receipt of this election by date or received-stamping the enclosed copy of this letter and returning it to the undersigned. A self-addressed stamped envelope is provided for your convenience.

Very truly yours,

Date:
Enclosures
cc: DT Acceptance Corporation

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